UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, the Board of Directors (the “Board”) of Rhythm Pharmaceuticals, Inc. (the “Company”) appointed William T. Roberts as the Chief Accounting Officer of the Company, effective on the commencement of his employment with the Company, which is expected to be on or about March 29, 2021 (the date Mr. Roberts commences employment with the Company, the “Effective Date”). The Board also designated Mr. Roberts as the Company’s principal accounting officer as of the Effective Date, succeeding Hunter Smith in such role. In his ongoing role as Chief Financial Officer and Treasurer, Mr. Smith continues to serve as the Company’s principal financial officer.

Prior to his appointment, Mr. Roberts, age 42, has held roles of increasing responsibility at Ernst & Young LLP, a multinational professional services firm, most recently serving as Partner of Financial Accounting Advisory Services from 2015 until October 2020. Mr. Roberts holds a B.S. in Accounting from Rutgers University and is a Certified Public Accountant.

Pursuant to the terms of his employment offer letter with the Company, the Company has agreed to pay Mr. Roberts an annual base salary of $285,000 and he will be eligible to receive an annual discretionary cash bonus of up to 30% of his annual base salary, based on the achievement of certain Company and individual performance goals. In addition, in connection with his appointment, the Company has agreed to grant Mr. Roberts an equity award comprised of 10,000 restricted stock units and 20,000 stock options under the Company’s 2017 Equity Incentive Plan.

If Mr. Roberts’ employment is terminated without cause or he resigns for good reason, Mr. Roberts will be entitled to receive, subject to his timely executing a release of claims in favor of the Company and continued compliance with a separate restrictive covenant agreement, continued base salary payments for a period of three months following his termination.

In connection with his appointment, Mr. Roberts will also enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: March 16, 2021	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer